Second Amendment to the

Discovery Collaboration and License Agreement

between

Genentech, Inc.

1 DNA Way, South San Francisco, California 94080, US

(“Genentech”)

on the one hand

and

BicycleTx Limited

B900 Babraham Research Campus, Cambridge, England CB22 3AT

("BicycleTx ")

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

Whereas, Genentech and BicycleTx entered into a certain discovery collaboration and license agreement effective February 21, 2020, as amended (the “Agreement”);

Whereas the Agreement was amended by the First Amendment effective 21 February 2020; and

Whereas, Genentech and BicycleTx now desire to amend the Agreement in accordance with this second amendment (the “Second Amendment”).

Now therefore, in consideration of the mutual covenants and promises contained in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	This Second Amendment is effective as of February 21, 2020.

2.	All capitalised terms not defined in this Second Amendment shall have the meanings given to them in the Agreement.

3.	The following sentences in Section 2.4.1 of the Agreement shall be deleted:

“BicycleTx may agree from time to time to transfer materials, including any Bicycle Constructs or Discovery Constructs to Genentech, to enable Genentech to perform certain Discovery Research Activities. BicycleTx’s agreement for any such transfer shall not be unreasonably withheld, conditioned or delayed and shall be performed under the terms of a material transfer agreement (The “MTA”), which MTA shall provide that (a) such materials may only be used in connection with the Discovery Research Activities Genentech has agreed to perform, during the period set forth in such MTA, and (b) no modification or reverse engineering of any materials by or on behalf of Genentech will be permitted, except to the extent expressly set forth in such MTA. The Parties shall negotiate in good faith and agree upon the form of such MTA [ * ].”

4.	The deleted sentences mentioned in Article 3 of this Second Amendment shall be replaced by the following:

“BicycleTx may agree from time to time to transfer materials, including any Bicycle Constructs or Discovery Constructs, to Genentech to enable Genentech to perform certain Discovery Research Activities (collectively, “BicycleTx Materials”). BicycleTx's agreement for any such transfer shall not be unreasonably withheld, conditioned or delayed and, except as outlined in this Agreement, shall be subject to the following conditions:

-	except as otherwise expressly set forth in this Agreement, all such BicycleTx Materials delivered to Genentech will remain the sole property of BicycleTx;
-	Genentech may only use the BicycleTx Materials as specified in the Discovery Research Plan or as outlined in this Agreement;
-	Genentech will ensure that the BicycleTx Materials are not used in human subjects or for primary diagnostic purposes;
-	Genentech will ensure that the BicycleTx Materials are not used, modified, or delivered to or for the benefit of any Third Party (including any sublicensee) without the prior written consent of BicycleTx (such consent not to be unreasonably withheld, conditioned, or delayed); and
-	Genentech will ensure that the BicycleTx Materials are not reverse engineered, and will be used in compliance with Applicable Law.

Genentech will use the BicycleTx Materials supplied under this Agreement with

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

prudence and appropriate caution in any experimental work as not all of their characteristics may be known. BicycleTx will provide Genentech the most current material safety data sheet for the BicycleTx Materials upon transfer of any BicycleTx Materials, if available. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE BICYCLETX MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE BICYCLE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

BicycleTx will deliver BicycleTx Materials to Genentech [ * ] to a location specified by Genentech [ * ]. Genentech will provide to BicycleTx prior to BicycleTx Material deliveries all the necessary import documentation including but not limited to licenses and other permissions.

Genentech shall return to BicycleTx or, at BicycleTx’s discretion, destroy, at the end of the applicable Term, any unused amount of BicycleTx Materials provided by BicycleTx under this Agreement.

The transfer of BicycleTx Materials under this Agreement shall be a bailment and shall not constitute a sale of BicycleTx Materials or grant option or license of any patent or other rights owned or controlled by BicycleTx.”

5.	The following sentences in Section 2.4.1 of the Agreement shall be deleted:

“In order to facilitate the activities contemplated under the Discovery Research Plan, Genentech may provide to BicycleTx certain Genentech materials, assays or chemical compounds (collectively, “Genentech Materials”). Except as otherwise expressly set forth in this Agreement, all such Genentech Materials delivered to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

BicycleTx will remain the sole property of Genentech, will be used only as specified in the Discovery Research Plan, will not be used, modified, or delivered to or for the benefit of any Third Party (including any sublicensee) without the prior written consent of Genentech (except for subcontractors performing any activities under the Discovery Research Plan), will not be reverse engineered, and will be used in compliance with Applicable Law. BicycleTx will use the Genentech Materials supplied under this Agreement with prudence and appropriate caution in any experimental work as not all of their characteristics may be known. Genentech will provide BicycleTx the most current material safety data sheet for the Genentech Materials upon transfer of any Genentech Materials, if available. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE GENENTECH MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE GENENTECH MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

Genentech will deliver Genentech Materials to BicycleTx [ * ] (to either Block A & B, Portway Building, Granta Park, Great Abingdon, Cambridge, CB21 6GP UK or 4 Hartwell Place, Lexington, MA, 02421-3122 as nominated by BicycleTx) [ * ]. BicycleTx will provide to Genentech prior to Genentech Material deliveries all the necessary import documentation including but not limited to licenses and other permissions.

BicycleTx shall return to Genentech or, at Genentech’s discretion, destroy, at the end of the applicable Term, any unused amount of Genentech Materials provided by Genentech under this Agreement.

The transfer of Genentech Materials under this Agreement shall be a bailment and shall not constitute a sale of Genentech Materials or grant option or license of any patent or other rights owned or controlled by Genentech.”

6.	The deleted sentences mentioned in Article 5 of this Second Amendment shall be replaced by the following:

“In order to facilitate the activities contemplated under the Discovery Research Plan, Genentech may provide to BicycleTx certain Genentech materials, assays or chemical compounds (collectively, “Genentech Materials”). Genentech’s agreement for any such transfer will not be unreasonably withheld, conditioned or delayed and shall be subject to the following conditions:

-except as otherwise expressly set forth in this Agreement, all such Genentech Materials delivered to BicycleTx will remain the sole property of Genentech;

-BicycleTx will use the Genentech Materials only as specified in the Discovery Research Plan;

-BicycleTx will ensure that the Genentech Materials are not used in human subjects or for primary diagnostic purposes;

-BicycleTx will ensure that the Genentech Materials are not used, modified, or delivered to or for the benefit of any Third Party (including any sublicensee) without the prior written consent of Genentech (except for subcontractors performing any activities under the Discovery Research Plan); and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

-BicycleTx will ensure that the Genentech Materials are not reverse engineered, and will be used in compliance with Applicable Law.

BicycleTx will use the Genentech Materials supplied under this Agreement with prudence and appropriate caution in any experimental work as not all of their characteristics may be known. Genentech will provide BicycleTx the most current material safety data sheet for the Genentech Materials upon transfer of any Genentech Materials, if available. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE GENENTECH MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE GENENTECH MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

Genentech will deliver Genentech Materials to BicycleTx [ * ] to a location specified by BicycleTx [ * ]. BicycleTx will provide to Genentech prior to Genentech Material deliveries all the necessary import documentation including but not limited to licenses and other permissions.

BicycleTx shall return to Genentech or, at Genentech’s discretion, destroy, at the end of the applicable Term, any unused amount of Genentech Materials provided by Genentech under this Agreement.

The transfer of Genentech Materials under this Agreement shall be a bailment and shall not constitute a sale of Genentech Materials or grant option or license of any patent or other rights owned or controlled by Genentech.”

7.	Section 15.8.1 shall be deleted in its entirety and replaced with the following;

15.8.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) sent by e-mail to the then current Alliance Manager of the receiving Party and, in the case of BicycleTx, to [ * ] or facsimile transmission (with transmission confirmed), or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 15.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 15.8.1. Such notice shall be deemed to have been given as of the date delivered by hand, sent by e-mail or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 15.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

8.	A new Section 1.24a shall be inserted into the Agreement:

1.24a “BicycleTx Materials” has the meaning set forth in Section 2.4.1.

9.	Except as amended herein, all other terms of the Agreement shall remain in full force and effect.

10.	The Parties agree that in order to fulfill the written form requirement of this Second Amendment, as alternative to handwritten signatures on a hardcopy, electronic

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

signatures (“eSignature[s]”) of duly authorized representatives of the Parties may be used. eSignature shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document. This Second Amendment may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have entered into this Second Amendment as of the last date set forth below.

BicycleTx Limited

/s/ Michael Skynner

Name: Michael Skynner

Title: Chief Technology Officer Date: 27-Jun-2022

Genentech, Inc.

/s/ Beth Odeh-Frikert

Name: Beth Odeh-Frikert

Title: Head Alliance & Asset Management, SSF Date: 25-Jun-2022

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (I) not material and (II) would be competitively harmful if publicly disclosed.